Exhibit 1.1

AMENDMENT NO. 1 TO

ATM EQUITY OFFERING SALES AGREEMENT
DATED FEBRUARY 14, 2025

among

ACADIA REALTY TRUST,
ACADIA REALTY LIMITED PARTNERSHIP

and

BOFA SECURITIES, INC.
BARCLAYS CAPITAL INC.
CITIZENS JMP SECURITIES, LLC
GOLDMAN SACHS & CO. LLC
JEFFERIES LLC
J.P. MORGAN SECURITIES LLC
TD SECURITIES (USA) LLC
TRUIST SECURITIES, INC.
WELLS FARGO SECURITIES, LLC,

AS AGENTS

and

BANK OF AMERICA, N.A.
CITIZENS JMP SECURITIES, LLC
GOLDMAN SACHS & CO. LLC
JEFFERIES LLC
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
THE TORONTO-DOMINION BANK
TRUIST BANK
WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS FORWARD PURCHASERS

NOVEMBER 3, 2026

AMENDMENT NO. 1 TO ATM EQUITY OFFERING SALES AGREEMENT

AMENDMENT NO. 1, dated as of November 3, 2026 (“Amendment No. 1”), by and among Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), Acadia Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), BofA Securities, Inc., Barclays Capital Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and/or forward seller (in such capacity, each an “Agent,” and together, the “Agents”) and Bank of America, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and together, the “Forward Purchasers”) to that certain ATM Equity Offering Sales Agreement, dated February 14, 2025 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Agreement;

WHEREAS, the Company, the Partnership, the Agents and the Forward Purchasers wish to amend the Agreement to add Citizens JMP Securities, LLC as an additional Agent and Forward Purchaser, to modify certain defined terms set forth in the Agreement in connection with a new shelf registration statement, base prospectus and prospectus supplement, to amend certain provisions of the Agreement and for certain other administrative matters, with effect on and after November 3, 2026 (the “Effective Date”); and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1. Definitions.

Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2. Representation and Warranty.

Each of the Company and the Partnership, jointly and severally, represent and warrant to the Agents and the Forward Purchasers that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Partnership.

Section 3. Amendment of the Agreement.

(a)
On and after the Effective Date, the references to “Registration Statement” shall refer to the registration statement on Form S-3 (File No. 333-299780) filed by the Company with the Commission on November 3, 2026, that became effective upon such filing in accordance with Rule 462(e) of the Securities Act Regulations, including the exhibits and any schedules thereto, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.
(b)
On and after the Effective Date, the references to: (i) “Base Prospectus” shall refer to the base prospectus dated November 3, 2026 filed as part of the Registration Statement, as amended, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; (ii) “Prospectus Supplement” shall refer to the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in the form first furnished by the Company to the Agents for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; and (iii) “Prospectus” in the Agreement shall refer to the Base Prospectus and the Prospectus Supplement.
(c)
Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares that occurred prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.
(d)
On and after the Effective Date, Section 2(b) of the Agreement is hereby amended by inserting the following sentence immediately after the sentence ending “Each placement notice and each other instruction are subject to acceptance by the applicable Agent and Forward Purchaser, if applicable.”:

“If the applicable Agent or Forward Purchaser wishes to accept the terms included in a placement notice (which such Agent or Forward Purchaser may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, such Agent or Forward Purchaser will, prior to 4:30 p.m. (New York City time) on the Business Day following the Business Day on which such placement notice is delivered to such Agent or Forward Purchaser, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) setting forth the terms that such Agent or Forward Purchaser is willing to accept. If such Agent or Forward Purchaser does not issue such notice prior to such time, such placement notice shall be deemed to have been declined by such Agent or Forward Purchaser. Where the terms provided in the placement notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or such Agent or Forward Purchaser until the Company delivers to such Agent or Forward Purchaser an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such placement notice, as amended.”

(e)
On and after the Effective Date, Section 7(b) of the Agreement is hereby amended by inserting the following sentence immediately after the sentence ending “...or arising out of or based upon any omission or alleged omission to state in any such document a material fact in connection with such information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.”:

“As used in this Agreement, the only information furnished in writing by or on behalf of an Agent or its related Forward Purchaser to the Company expressly for use with reference to such Agent or Forward Purchaser in the Disclosure Package or the Prospectus Supplement shall be the name of such Agent or Forward Purchaser appearing in the Prospectus Supplement.”

(f)
On and after the Effective Date, Section 1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Deloitte & Touche LLP, which delivered its audit report with respect to the consolidated financial statements of the Company for the fiscal year ended December 31, 2025, including the related notes and schedules, if any, thereto (the “Financial Statements”), filed with the Commission and included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”), and each other accounting firm whose audit report is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations of the PCAOB.”

(g)
On and after the Effective Date, Section 3(l) of the Agreement is hereby amended by deleting the words “each of BDO USA, P.C. and Deloitte & Touche LLP” and replacing them with the words “Deloitte & Touche LLP”.

Section 4. Parties. Citizens JMP Securities, LLC joins the Agreement, along with the other Agents, in its capacity as sales agent, principal and/or forward seller, and also joins the Agreement in its capacity as a forward purchaser.

All statements, requests, notices and agreements hereunder shall be in writing, and if to Citizens JMP Securities, LLC, as Agent or as Forward Purchaser, as applicable, shall be delivered or sent by email, mail, telex or facsimile transmission to:

If as Agent:

Citizens JMP Securities, LLC
101 California Street, 17th Floor,
San Francisco, California 94111
Attention: Equity Securities
Email: dl-syndicate@citizensbank.com
Fax: (415) 835-8920

If as Forward Purchaser:
Citizens JMP Securities, LLC
1301 Avenue of the Americas, 2nd Floor,
New York, New York 10019
Attention: Gianpaolo Arpaia
Email: gianpaolo.arpaia@citizensbank.com
Telephone: 212-906-3533

Section 5. Governing Law. THIS AMENDMENT NO. 1, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 1, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

Section 6. Entire Agreement. This Amendment No. 1 and the Agreement as further amended hereby contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

Section 7. Execution in Counterparts. This Amendment No. 1 may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 8. Headings. The headings of the paragraphs herein are for convenience only. Such headings do not form a part hereof and are not intended to modify, interpret or construe the meaning of this Amendment No. 1.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

ACADIA REALTY TRUST

By:	/s/ Jason Blacksberg
Name:	Jason Blacksberg
Title:	Executive Vice President and Chief Legal Officer

ACADIA REALTY LIMITED PARTNERSHIP
By:	ACADIA REALTY TRUST,
Its sole general partner

By:	/s/ Jason Blacksberg
Name:	Jason Blacksberg
Title:	Executive Vice President and Chief Legal Officer

[Signature Page to Amendment No. 1 to ATM Sales Agreement]

Accepted as of the date hereof:

BofA Securities, Inc. By: /s/ Jeff Horowitz Name: Jeff Horowitz Title: Managing Director	Barclays Capital Inc. By: /s/ Warren Fixmer Name: Warren Fixmer Title: Managing Director
Citizens JMP Securities, LLC By: /s/ Gianpaolo Arpaia Name: Gianpaolo Arpaia Title: Managing Director	Goldman Sachs & Co. LLC By: /s/ Ryan Cunn Name: Ryan Cunn Title: Managing Director
Jefferies LLC By: /s/ Todd Eagle Name: Todd Eagle Title: Managing Director	J.P. Morgan Securities LLC By: /s/ Preston T. Ryman Name: Preston Ryman Title: Vice President
TD Securities (USA) LLC By: /s/ Chandni Joshi Name: Chandni Joshi Title: Director	Truist Securities, Inc. By: /s/ Geoffrey Fennel Name: Geoffrey Fennel Title: Director
Wells Fargo Securities, LLC By: /s/ Rohit Mehta Name: Rohit Mehta Title: Managing Director As Agents

Bank of America, N.A. By: /s/ Jake Mendelsohn Name: Jake Mendelsohn Title: Managing Director	Citizens JMP Securities, LLC By: /s/ Gianpaolo Arpaia Name: Gianpaolo Arpaia Title: Managing Director

[Signature Page to Amendment No. 1 to ATM Sales Agreement]

Goldman Sachs & Co. LLC By: /s/ Michael Voris Name: Michael Voris Title: Managing Director	Jefferies LLC By: /s/ Todd Eagle Name: Todd Eagle Title: Managing Director
JPMorgan Chase Bank, National Association By: /s/ Preston T. Ryman Name: Preston Ryman Title: Vice President	The Toronto-Dominion Bank By: /s/ Michael Murphy Name: Michael Murphy Title: Managing Director
Truist Bank By: /s/ Rakesh Mangat Name: Rakesh Mangat Title: Managing Director	Wells Fargo Bank, National Association By: /s/ Christine Roemer Name: Christine Roemer Title: Managing Director

As Forward Purchasers, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in the Agreement and this Amendment No. 1.

[Signature Page to Amendment No. 1 to ATM Sales Agreement]